Prologis Supplemental Information Second Quarter 2022 Unaudited Prologis Eindhoven Distribution Center, Eindhoven, Netherlands. BREEAM Very Good (2018), 6.8MWp PV Solar Array. Prologis Commits to Net Zero Emissions by 2040.

Highlights 1 Company Profile 2 Company Performance 4 Prologis Leading Indicators and Proprietary Metrics 5 Guidance Financial Information 6 Consolidated Balance Sheets 7 Consolidated Statements of Income 8 Reconciliations of Net Earnings to FFO 9 Reconciliations of Net Earnings to Adjusted EBITDA Operations 10 Overview 11 Operating Metrics 13 Operating Portfolio 16 Customer Information Capital Deployment 17 Overview 18 Development Stabilizations 19 Development Starts 20 Development Portfolio 21 Third Party Acquisitions 22 Dispositions and Contributions 23 Land Portfolio Strategic Capital 25 Overview 26 Summary and Financial Highlights 27 Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures 28 Non-GAAP Pro-Rata Financial Information Capitalization 29 Overview 30 Debt Components - Consolidated 31 Debt Components - Noncontrolling Interests and Unconsolidated Net Asset Value 32 Components Notes and Definitions 34 Notes and Definitions Contents 2Q 2022 Supplemental

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. NOI calculation based on Prologis Share of the Operating Portfolio. 2Q 2022 Supplemental Overview Prologis, Inc., is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of June 30, 2022, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.0 billion square feet (95 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,800 customers principally across two major categories: business-to-business and retail/online fulfillment. 4,732 Buildings 1.0B Square Feet ~$30.9B Build Out of Land (TEI) U.S. 614M SF 82% of NOI*(A) Other Americas 74M SF 5% of NOI*(A) Europe 223M SF 10% of NOI*(A) Asia 107M SF 3% of NOI*(A)

Company Profile * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 2Q 2022 Prologis Share of NOI of the Operating Portfolio annualized. 2Q 2022 third-party share of asset management fees annualized plus trailing twelve months third-party share of transactional fees and Net Promote Income. Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional. 2Q 2022 Supplemental Highlights 1

Company Performance * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 2Q 2022 Supplemental Highlights Core FFO* AFFO* Estimated Value Creation - Stabilizations 2

Core FFO* in millions AFFO* in millions Estimated Value Creation from stabilizations - Prologis Share in millions Dividends and distributions in millions * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Highlights Company Performance 2Q 2022 Supplemental 3

Lease Proposals in millions of square feet U.s. IBI activity index New Lease negotiation Gestation in days U.S. space utilization *Please see our Notes and Definitions for further explanation. Highlights Prologis Leading Indicators and Proprietary Metrics* 2Q 2022 Supplemental Average 23 4

Guidance (A) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Our guidance for 2022 is based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate. Please refer to “Forward-Looking Statements” and “Risk Factors” referred to in our reports filed with the Securities and Exchange Commission for more information. Our guidance does not include any impact from the proposed acquisition of Duke Realty Corporation. The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and gains or losses on real estate transactions. See the Notes and Definitions for a reconciliation. 2Q 2022 Supplemental Highlights 5

Consolidated Balance Sheets 2Q 2022 Supplemental Financial Information 6

Consolidated Statements of Income 2Q 2022 Supplemental Financial Information 7

Reconciliations of Net Earnings to FFO* * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 2Q 2022 Supplemental Financial Information 8

Reconciliations of Net Earnings to Adjusted EBITDA* * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 2Q 2022 Supplemental Financial Information 9

Occupancy Customer Retention Same Store Change Over Prior Year - Prologis Share* Rent Change - Prologis Share * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operations Overview 2Q 2022 Supplemental Trailing four quarters – net effective 10

Operating Metrics – Owned and Managed Amounts exclusive of leases of less than one year, unless otherwise noted. 2Q 2022 Supplemental Operations 11

Operating Metrics – Owned and Managed * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 2Q 2022 Supplemental Operations CAPITAL EXPENDITURES Thousands, except for percentages SAME STORE INFORMATION Thousands, except for percentages PROPERTY IMPROVEMENTS PER SQUARE FOOT TURNOVER COSTS ON LEASES COMMENCED COMPOSITION OF PORTFOLIO (by Unit Size) Free rent as a % of lease value – trailing four quarters 3.2% 3.1% 3.1% 3.0% 2.6% Occupancy 95.7% 97.8% 99.1% 99.0% Trailing four quarter average Quarterly total As a % of lease value Per square foot ($) 12

Operating Portfolio(A) – Square Feet, Occupied and Leased Data in the Operating Portfolio excludes non-strategic industrial properties acquired from LPT due to our intent not to hold long-term. These properties are classified as Other Real Estate Investments. This data excludes 11 million square feet related to non-strategic industrial properties. 2Q 2022 Supplemental Operations 13

Operating Portfolio – NOI* and Gross Book Value * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. This data excludes $13 million of NOI related to non-strategic industrial properties. 2Q 2022 Supplemental Operations 14

Operating Portfolio – Summary by Division * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 2Q 2022 Supplemental Operations 15

Customer Information We have signed leases, that were due to expire, totaling 48 million square feet in our owned and managed portfolio (4.5% of total net effective rent) and 29 million square feet on a Prologis share basis (4.6% of total net effective rent). These are excluded from 2022 expirations and are reflected in the new year of expiration. 2Q 2022 Supplemental Operations 16

Development Starts (TEI) in millions Development Stabilizations (TEI) dollars in millions Acquisitions(a) and M&A Activity in millions Land Portfolio in millions This data excludes all acquisitions of land. The estimated build out includes the land portfolio, Covered Land Plays and the other land that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements. Capital Deployment Overview – Prologis Share 2Q 2022 Supplemental Outside the U.S. U.S. YTD Q2 17

Development Stabilizations 2Q 2022 Supplemental Capital Deployment 18

Development Starts TEI amount includes development starts on yards and parking lots that will be included in Other Real Estate Investments upon completion. 2Q 2022 Supplemental Capital Deployment 19

Development Portfolio TEI amount includes development starts on yards and parking lots that will be included in Other Real Estate Investments upon completion. 2Q 2022 Supplemental Capital Deployment 20

Third Party Acquisitions 2Q 2022 Supplemental Capital Deployment 21

Dispositions and Contributions 2Q 2022 Supplemental Capital Deployment 22

Land Portfolio – Owned and Managed 2Q 2022 Supplemental Capital Deployment 23

Land Portfolio – Summary and Roll Forward Amounts include approximately 2,700 acres that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements. 2Q 2022 Supplemental Capital Deployment 24

Third party aum dollars in billions third Party Fee Related and promote revenues in millions Fee related earnings annualized* in millions Net Promote income dollars in millions This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Net promote income in 2022 is negative primarily due to amortization of stock compensation issued to employees related to promote income recognized in prior periods and income tax expense on promotes earned in the current year. Please refer to Highlights for Guidance for 2022 Net Promote Income. Strategic Capital Overview 2Q 2022 Supplemental 87.2% 90.1% 91.4% 94.9% 95.4% % Open end/Public 29.1 27.9 27.2 21.6 19.5 Trailing 3 year basis points of 3rd party AUM 25

Summary and Financial Highlights * The next promote opportunity is related to the Stabilization of individual development project(s). Values represent the entire venture at 100%, not Prologis’ proportionate share. Values are presented at Prologis’ adjusted basis derived from the ventures’ U.S. GAAP information and may not be comparable to values reflected in the ventures’ stand alone financial statements calculated on a different basis. Throughout this document we use the most recent public information for these co-investment ventures. 2Q 2022 Supplemental Strategic Capital 26

Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%)(A) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Values represent the entire venture at 100%, not Prologis’ proportionate share. Values are presented at Prologis’ adjusted basis derived from the ventures’ U.S. GAAP information and may not be comparable to values reflected in the ventures’ stand alone financial statements calculated on a different basis. 2Q 2022 Supplemental Strategic Capital 27

Non-GAAP Pro-Rata Financial Information(A) * This is a non-GAAP financial measure, please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated. 2Q 2022 Supplemental Strategic Capital 28

Overview * This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation. Mexico is included in the U.S. as it is U.S. dollar functional. The detail calculations are included in the Notes and Definitions section and are not in accordance with the applicable SEC rules. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization. 2Q 2022 Supplemental Capitalization ASSETS UNDER MANAGEMENT (dollars in millions) Enterprise Value AUM by Geography Market Equity U.S. DOLLAR EXPOSURE (dollars in millions) Enterprise Value Debt U.S. Dollar(A) 17.5% U.S. Dollar (A) 83.1% Outside U.S. 16.9% Outside U.S. 82.5% DEBT BY CURRENCY- PROLOGIS SHARE UNENCUMBERED ASSETS – PROLOGIS SHARE: $63.9B (in billions) AUM by Ownership 29

Debt Components – Consolidated In June, we recast the 2019 Global Facility, entering into the $3.0 billion 2022 Global Facility, and at the same time upsized the 2021 Global Facility to $2.0 billion in total commitments. The maturities for the 2021 Global Facility ($496 million) and the 2022 Global Facility ($116 million) are reflected at the extended maturity date, as the extension is at our option. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 29 for our market equity exposure by currency. 2Q 2022 Supplemental Capitalization 30

Debt Components - Noncontrolling Interests and Unconsolidated (A) Refer to Notes and Definitions under Non-GAAP Pro-Rata Financial Information for further explanation on how these amounts are calculated. The maturity of certain unsecured debt (Prologis Share $144 million) is reflected at the extended maturity dates as the extensions are at the entity’s option. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 29 for our market equity exposure by currency. 2Q 2022 Supplemental Capitalization 31

Components – Prologis Share * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 2Q 2022 Supplemental Net Asset Value 32

Components – continued Net promote income in 2022 is negative primarily due to amortization of stock compensation issued to employees related to promote income recognized in prior periods and income tax expense on promotes earned in the current year. 2Q 2022 Supplemental Net Asset Value 33

Notes and Definitions Prologis Park Venlo, Venlo, the Netherlands 2Q 2022 Supplemental

2Q 2022 Supplemental Notes and Definitions 35

2Q 2022 Supplemental Notes and Definitions (continued) 36

2Q 2022 Supplemental Notes and Definitions (continued) 37

2Q 2022 Supplemental Notes and Definitions (continued) 38

2Q 2022 Supplemental Notes and Definitions (continued) 39

2Q 2022 Supplemental Notes and Definitions (continued) 40

2Q 2022 Supplemental Notes and Definitions (continued) 41

2Q 2022 Supplemental Notes and Definitions (continued) 42